UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2005

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2005, the Registrant entered into an employment agreement with Duane Stockburger, Group Vice President/Food Service Equipment Group (the “Agreement”). Mr. Stockburger had an employment agreement which expired in accordance with its terms on June 30, 2005.  Mr. Stockburger’s position with the Registrant has not varied since the expiration of the former agreement.  The terms of the Agreement are substantially identical to the former agreement with the exception of the term.  The Agreement provides for full-time employment for Mr. Stockburger through December 31, 2006 and may be terminated on 90 days written notice.  The Agreement provides for the payment of minimum annual compensation of $270,000 along with participation in benefit programs available to all executives.  The Agreement prohibits Mr. Stockburger from competing with the present or future business of the Registrant for one year subsequent to the termination of his employment with the Registrant.

The Agreement contains provisions that protect Mr. Stockburger from termination of employment in the event of a hostile change in control as defined in the Agreement.  These provisions require, in the event of termination subsequent to such a change in control, payment of one time Mr. Stockburger’s then current, annual base salary and bonus, 100% vesting in all benefit plans in which he participates and one additional year of benefit service credited to Mr. Stockburger under the Registrant’s retirement plans.  Additionally, all life and medical insurance would be continued for one year.

A copy of the Agreement is included herein as Exhibit 99 and is incorporated herein by reference.  The foregoing description of certain provisions of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (c)   Exhibits - The following exhibit is provided as part of the information furnished under Items 1.01 of this Current Report on Form 8-K.

 Exhibit No.

Description

99

Employment Agreement between the Registrant and Duane Stockburger dated August 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: August 29, 2005

Signing on behalf of the registrant and as principal financial officer